Exhibit 1.3

Execution Version

AMENDMENT NO. 1 TO
EQUITY DISTRIBUTION AGREEMENT

May 30, 2025

This Amendment No. 1 (“Amendment No. 1”) amends that certain Equity Distribution Agreement, dated as of February 28, 2025 (the “Agreement”), by and among Canopy Growth Corporation (the “Corporation”), BMO Capital Markets Corp. (the “U.S. Agent”) and BMO Nesbitt Burns Inc. (the “Canadian Agent” and together with the U.S. Agent, the “Agents”). Defined terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Agreement.

WITNESSETH THAT:

WHEREAS, Section 18 of the Agreement permits the Corporation and the Agents to amend the Agreement;

WHEREAS, the Corporation has ceased to be a “well-known seasoned issuer” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) (“WKSI”), and accordingly, the Initial Registration Statement was amended on May 29, 2025 on SEC form type “POSASR” (as amended, the “Amended Registration Statement”) in anticipation of, and to prevent, the Initial Registration Statement ceasing to be effective upon the filing on May 30, 2025 of the Annual Report on Form 10-K for the fiscal year ended March 31, 2025;

WHEREAS, the Corporation intends to file a post-effective amendment to the Amended Registration Statement on SEC form type “POS AM” on the date hereof to convert the Amended Registration Statement to a non-WKSI registration statement on Form S-3 (as so further amended, the “POS AM”); and

WHEREAS, the Corporation and the Agents now desire to amend the Agreement as provided herein to permit the parties hereto to continue to make offers and sales under (1) the Amended Registration Statement, from the date hereof until the effective date of the POS AM; and (2) the POS AM, on or after the effective date of the POS AM, in each case, subject to the terms and conditions of the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Agents agree as follows:

1.	Issuance and Sale of Shares

a.	Section 1(a) of the Agreement is amended by replacing the first sentence of the paragraph with: “The Corporation agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell Shares through the Agents having an aggregate sales price of up to US$200,000,000 (or the equivalent in Canadian currency) (the “Offering”); provided however, that in no event shall the Corporation issue or sell through the Agents Shares that would (a) exceed the number or dollar amount of securities permitted to be sold under Form S-3 (including General Instruction I.B.6 thereof, if applicable) or other appropriate form or (b) exceed the number or U.S. dollar amount (or the equivalent in Canadian currency) of Shares for which the Corporation has most recently filed a Prospectus Supplement (the lesser of (a) and (b), the “Maximum Amount”).”

2.	Placements

a.	Section 2(d) of the Agreement is amended by replacing the first sentence of the paragraph with: “Under no circumstances shall the Corporation deliver a Placement Notice if, after giving effect to the issuance of the Placement Shares requested to be issued under such Placement Notice, the aggregate sales price of the Placement Shares sold pursuant to this Agreement would exceed the Maximum Amount.”

3.	Registration Statement and Prospectuses

a.	Section 6(b) of the Agreement is amended by replacing it in its entirety with: “(b) The Corporation has prepared and filed a registration statement on Form S-3ASR, dated June 5, 2024 (File No. 333-279949) (the “Initial Registration Statement”), which was amended on May 29, 2025 on SEC form type “POSASR” (as amended, the “Amended Registration Statement”), and the Corporation will also prepare and file a post-effective amendment to the Amended Registration Statement on SEC form type “POS AM” on the date hereof to convert the Amended Registration Statement to a non-WKSI registration statement on Form S-3 (as so further amended, the “POS AM”), in each case, including a related U.S. Base Prospectus (as defined below), covering the registration of the Shelf Securities under the Securities Act and the rules and regulations of the SEC thereunder (the “Rules and Regulations”), together with a U.S. Prospectus Supplement thereto, covering the Placement Shares, and such further amendments to such Registration Statement as may be permitted or required for the registration of such Shelf Securities. For purposes of this Agreement, references to the “U.S. Base Prospectus” shall mean the U.S. base prospectus that (i) prior to effectiveness of the POS AM, is included in the Amended Registration Statement; or (ii) upon effectiveness of the POS AM, is included in the POS AM.”

4.	Representations and Warranties of the Corporation

a.	Section 7(a)(ii) of the Agreement is amended by (i) replacing the first sentence with: “At the time of filing the Initial Registration Statement, the Corporation met the requirements to file a registration statement on Form S-3ASR; at the time of filing the Amended Registration Statement, the Corporation met the requirements to file an amendment to the Initial Registration Statement on SEC form type “POSASR”; and at the time of filing the POS AM, the Corporation will meet the requirements to file an amendment to the Amended Registration Statement on SEC form type “POS AM” to convert the Amended Registration Statement to a non-WKSI registration statement on Form S-3. As of the date hereof, the Corporation remains permitted to use the Amended Registration Statement for the offering and sale of the Placement Shares and other Shelf Securities, and upon effectiveness of the POS AM, the Corporation will be permitted to use such POS AM for the offering and sale of the Placement Shares and other Shelf Securities. In the case of the POS AM, such POS AM will be filed and declared effective by the SEC under the Securities Act prior to the issuance of any Placement Notice to the U.S. Agent by the Corporation in respect of such POS AM; prior to the effective date of the POS AM, any such Placement Notice by the Corporation to the U.S. Agent shall be made pursuant to the Amended Registration Statement.”

b.	Section 7(a)(iii) of the Agreement is amended by replacing the first sentence with “The Corporation has filed with the SEC a U.S. Prospectus Supplement relating to the Placement Shares under the Amended Registration Statement, and the Corporation shall file with the SEC a new U.S. Prospectus Supplement relating to the Placement Shares as part of the POS AM.”

c.	Section 7(a)(iv) of the Agreement is amended to delete the first two sentences in their entirety.

d.	Section 7(d) of the Agreement is amended to replace references to “February 28, 2025” with “May 30, 2025”.

5.	Definitions

a.	Section 24 of the Agreement is amended to amend and restate the following definitions in their entirety:

i.	““Registration Statement” means the Initial Registration Statement until the filing of the Amended Registration Statement as referred to in Section 6, and thereafter shall mean the Amended Registration Statement, in each case, including exhibits and financial statements and any prospectus supplement relating to the Shelf Securities that is included therein or filed with the SEC pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment to the Amended Registration Statement becomes effective, shall also mean such registration statement as so amended (including, but not limited to, the POS AM);”

ii.	““U.S. Prospectus Supplement” means the most recent U.S. prospectus supplement to the U.S. Base Prospectus relating to the Placement Shares that is included in the applicable Registration Statement or was filed pursuant to Rule 424(b);” and

b.	Section 24 of the Agreement is further amended to add the following definitions:

i.	““Amended Registration Statement” has the meaning given thereto in Section 6(b) hereof;”

ii.	““POS AM” has the meaning given thereto in Section 6(b) hereof;”; and

iii.	““WKSI” means a “well-known seasoned issuer” (as such term is defined in Rule 405 under the Securities Act);”.

6.	References to the date of the Agreement in the form of Officer’s Certificate included as Exhibit A and in the form of CFO Certificate as Exhibit C to the Agreement are hereby revised to read, “February 28, 2025, as amended by Amendment No. 1 thereto, dated May 30, 2025.”

7.	Exhibits D and E are amended and restated in their entirety as set forth in Exhibits D-1 and E-1 to this Amendment No. 1.

8.	This Amendment No. 1 shall be deemed effective on the date first set forth above.

9.	Except as amended hereby, the Agreement as now in effect is ratified and confirmed hereby in all respects. For the avoidance of doubt, this Amendment No. 1 and all of its provisions shall be deemed to be a part of the Agreement, as amended hereby. The Agreement, as amended by this Amendment No. 1, constitutes the entire agreement of the parties hereto and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof and thereof.

10.	This Amendment No. 1 and any claim, controversy or dispute relative to or arising out of this Amendment No. 1 shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. Each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

[Signature page follows]

If the foregoing accurately reflects your understanding and agreement with respect to the matters described herein please indicate your agreement by countersigning this Amendment No. 1 in the space provided below.

Yours very truly,

CANOPY GROWTH CORPORATION

By:	/s/ Judy Hong
Name: Judy Hong Title: Chief Financial Officer

ACCEPTED as of the date first-above written:

BMO CAPITAL MARKETS CORP.		BMO NESBITT BURNS INC.

By:	/s/ Eric Benedict	By:	/s/ Andrew Warkentin
	Name: Eric Benedict Title: Co-Head of Global Equity Capital Markets		Name: Andrew Warkentin Title: Managing Director, Diversified Industries

EXHIBIT D-1

MATERIAL SUBSIDIARIES

EXHIBIT E-1

IMMATERIAL SUBSIDIARIES